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                     Ballard Spahr Andrews & Ingersoll, LLP






                                 April 26, 2001



RAIT Investment Trust
1818 Market Street, 28th Floor
Philadelphia, Pennsylvania 19103


         Re: RAIT Investment Trust, a Maryland real estate investment trust (the "Company") - Registration Statement on Form S-3 pertaining to common shares of beneficial interest ("Common Shares"), and preferred shares of beneficial interest ("Preferred Shares" and together with the Common Shares, the "Securities"), of the Company, par value one cent ($.01) per share, having an aggregate maximum offering price of $50,000,000


Ladies and Gentlemen:

                  We have acted as special Maryland counsel to the Company in connection with the registration of the Securities under the Securities Act of 1933, as amended (the "Act"), on Form S-3, filed or to be filed with the Securities and Exchange Commission (the "Commission") on or about April 26, 2001, and any amendments thereto, if any are to be filed with the Commission subsequent to the date hereof. You have requested our opinion with respect to the matters set forth below.

                  In our capacity as special Maryland counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                  (i) the Declaration of Trust of the Company (the "Declaration of Trust") represented by Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the "Department") on November 19, 1997, and Articles of Amendment filed with the Department on January 7, 1998 and September 29, 2000;

                  (ii) the bylaws of the Company, adopted as of August 14, 1997 (the "Bylaws");

                  (iii) resolutions adopted by the Board of Trustees of the Company, dated as of January 24, 2001 and February 12, 2001 (collectively, the "Trustees' Resolutions");

                  (iv) the registration statement on Form S-3 relating to the Securities, as amended through the date hereof (the "Registration Statement");

                  (v) a certificate of officer of the Company, dated as of a recent date, which certifies that the Declaration of Trust, the Bylaws and the Trustees' Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect;

                  (vi) a certificate of the Department as to the good standing of the Company, dated as of a recent date; and

                  (vii) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.
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                  In reaching the opinion set forth below, we have assumed the following:

                  (a) Each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  (b) Each natural person executing any of the Documents is legally competent to do so.

                  (c) Any of the Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered. Any of the Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all of the Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise.

                  (d) The issuance, price or other consideration and terms of the Securities to be issued by the Company from time to time will be approved by the Board of Trustees of the Company in accordance with Maryland law (with such approval referred to herein as the "Trust Proceedings").

                  (e) None of the terms of any of the Securities, or any agreements related thereto, to be established subsequent to the date hereof, nor the issuance and delivery of any such Securities, nor the compliance by the Company with the terms of any such Securities or agreements, will violate any applicable law or will conflict with, or result in a breach or violation of the Declaration of Trust or the Bylaws, or any other instrument or agreement to which the Company is a party or by which the Company is bound, or any order or decree of any court, or administrative or governmental body, having jurisdiction over the Company.

                  (f) None of the Securities will be issued or transferred in violation of any restriction or limitation on ownership or transfer contained in the Declaration of Trust.

                  (g) None of the Securities will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the "MGCL"), in violation of Section 3-602 of the MGCL.
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                  Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

                  1) The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the Department.

                  2) Upon completion of all Trust Proceedings relating to the Common Shares and assuming that, upon completion of the Trust Proceedings and upon issuance of the Common Shares, the total number of common shares of beneficial interest of the Company issued and outstanding will not exceed the total number of common shares of beneficial interest that the Company is authorized to issue under its Declaration of Trust, the Common Shares will be duly authorized and, when and if issued and delivered in exchange for payment of the consideration therefore in accordance with the Trust Proceedings, will be validly issued, fully paid and non-assessable.

                  3) Upon (a) designation by the Board of Trustees of one or more classes or series of Preferred Shares to distinguish such class or series from other than outstanding classes or series of preferred shares of beneficial interest, (b) setting by the Board of Trustees of the number of Preferred Shares to be included in each such class or series, (c) establishment by the Board of Trustees of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each such class or series of Preferred Shares, (d) filing with, and acceptance for record by, the Department of appropriate Articles Supplementary for each such class or series of Preferred Shares, (e) completion of all Trust Proceedings relating to each class or series of Preferred Shares, and assuming that upon completion of all of the foregoing with respect to each class or series of Preferred Shares and upon issuance of the Preferred Shares of such class or series, the total number of Preferred Shares of such class or series which are issued and outstanding will not exceed the total number of Preferred Shares of such class or series which the Company is authorized to issue under its Declaration of Trust, the Preferred Shares of such class or series will be duly authorized and, when and if issued and delivered in exchange for payment of the consideration therefore in accordance with the Trust Proceedings, will be validly issued, fully paid and non-assessable.
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                  The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

                  This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.



                                      Very truly yours,

                                      /S/ Ballard Spahr Andrews & Ingersoll, LLP